Registration No. 333-190656

As filed with the Securities and Exchange Commission on December 9, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment # 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

VESTA INTERNATIONAL, CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5074 Primary Standard Industrial Classification Code Number

99-0371233

IRS Employer
Identification Number

Vesta International, Corp.

56-26 Chongshan Middle Rd, 1-5-1, Huanggu

Shenyang, Liaoning, China, 110031

Tel. 86-15940503507

Email: vesta.int.corp@gmail.com

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

 (Name, address and telephone number of agent for service)

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ¨

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ¨

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ¨      Accelerated filer ¨       Non-accelerated filer     ¨       Smaller reporting company    X

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price	Registration Fee
Common Stock:	10,000,000	$0.01	$100,000	$13.64

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

VESTA INTERNATIONAL, CORP.

10,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Vesta International, Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Yan Wang, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.01	$0.0008	$0.0092
Total	$100,000	$8,000	$92,000

Vesta International, Corp. is a development stage company and has recently started its operation.  To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Vesta International, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The following table shows the anticipated proceeds from the offering assuming the sale of 25%, 50%, 75%, and 100% of the shares.

Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000	$92,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will not be returned and will be immediately deposited into the company’s bank account. This account is under the control of the Company and only Yan Wang, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

Vesta International, Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. No proceeds raised in the offering will be used towards any business combination commonly undertaken by a blank check company.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i).

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 13 BEFORE BUYING ANY SHARES OF VESTA INTERNATIONAL, CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________, 2013

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	15
DILUTION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	17
DESCRIPTION OF BUSINESS	22
LEGAL PROCEEDINGS	25
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	25
EXECUTIVE COMPENSATION	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	27
PLAN OF DISTRIBUTION	28
DESCRIPTION OF SECURITIES	31
INDEMNIFICATION	32
INTERESTS OF NAMED EXPERTS AND COUNSEL	32
EXPERTS	32
AVAILABLE INFORMATION	32
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33
INDEX TO THE FINANCIAL STATEMENTS	33

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “VESTA INTERNATIONAL, CORP.” REFERS TO VESTA INTERNATIONAL, CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

VESTA INTERNATIONAL, CORP.

We are a development stage company and intend to commence operations in the distribution of ceramic sanitary ware. Vesta International, Corp. was incorporated in Nevada on May 11, 2011. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 6-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we are unable to raise a minimum funding of $30,000 required to conduct our business over the next 12 months, our business may fail. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements.  We do not currently have any arrangements for additional financing. Our principal executive offices are located at 56-26 Chongshan Middle Rd, 1-5-1, Huanggu, Shenyang, Liaoning, China, 110031. Our phone number is 86-15940503507.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (May 11, 2011) through September 30, 2013, reports no revenues and a net loss of $ 7,867 ..  Our independent registered public accounting firm has issued an audit opinion for Vesta International, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan , entered into a Contract with our supplier, TANGSHAN MONOPY CERAMIC CO., LTD., dated April 16, 2013 and On November 12, 2013 entered into a Contract with San-Svit, Ltd., a sanitary ware distributor in Ukrainian, which agreed to by our products. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop. The company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer:	VESTA INTERNATIONAL, CORP.
Securities Being Offered:	10,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000
Securities Issued and Outstanding:	There are 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Yan Wang
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from May 11, 2011 (Inception) to September 30, 2013.

Financial Summary	September 30, 2013 ($) (Unaudited)
Cash and Deposits	5,008
Total Assets	5,008
Total Liabilities	2,875
Total Stockholder’s Equity	2,133

Statement of Operations	Accumulated From May 11, 2011 (Inception) to September 30, 2013 ($) (Unaudited)
Total Expenses	7,867
Net Loss for the Period	(7,867)
Net Loss per Share	-

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the distribution of ceramic sanitary ware. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of September 30, 2013, we had cash in the amount of $ 5,008 and liabilities of $ 2,875 .. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 11, 2011 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $ 7,867 for the period from our inception on May 11, 2011 to September 30, 2013, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the distribution of ceramic sanitary ware. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Cutler & Co., LLC our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Vesta International, Corp. is suitable.

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We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Yan Wang, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Ms. Wang has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive. There are many different ceramic sanitary ware distributors. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.  You are likely to lose your entire investment if we cannot sell ceramic sanitary ware at prices which generate a profit.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR SALES AND PROFITABILITY DEPEND SIGNIFICANTLY ON NEW RESIDENTIAL CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY.

Our sales depend heavily on the strength of residential construction and home improvement and remodeling markets. The strength of these markets depends on new housing starts and residential renovation projects, which are a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy, availability of mortgage financing, prices of commodity wood products, regional demographics and consumer confidence. Future downturns in the markets that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition. Reduced levels of construction activity may result in intense price competition among sanitary ware suppliers, which may adversely affect our gross margins.

BECAUSE WE WILL EXPORT OUR PRODUCTS FROM CHINA, A DISRUPTION IN THE DELIVERY OF EXPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will export our product from China. Because we plan to purchase our products in China and have them shipped to the locations of our customers in Commonwealth of Independent States and Eastern Europe, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the destination countries. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

OUR OPERATIONS AND ASSETS IN CHINA ARE SUBJECT TO SIGNIFICANT POLITICAL AND ECONOMIC UNCERTAINTIES.

Government policies are subject to rapid change and the government of the China may adopt policies which have the effect of hindering private economic activity and greater economic decentralization.  There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform.  In addition, a substantial portion of productive assets in China remains government-owned.  For instance, all lands are state owned and business entities or individuals are granted by government state-owned land use rights.  The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business.  The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies.  Uncertainties may arise with changing of governmental policies and measures.  In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

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BECAUSE CHINESE LAW GOVERNS ALMOST ALL OF OUR MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR LEGAL RIGHTS WITHIN CHINA OR ELSEWHERE, WHICH COULD RESULT IN A SIGNIFICANT LOSS OF BUSINESS, BUSINESS OPPORTUNITIES, OR CAPITAL.

We have a supply agreement with Tangshan Monopy Ceramic Co., Ltd., a Chinese company. We cannot assure you that we will be able to enforce this agreement or any of our material agreements that we may enter into or that remedies will be available outside of China.  The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States.  The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation.  The inability to enforce or obtain a remedy under any of our agreements could result in a significant loss of business, business opportunities or capital.

IMPOSITION OF TRADE BARRIERS AND TAXES MAY REDUCE OUR ABILITY TO DO BUSINESS INTERNATIONALLY, AND THE RESULTING LOSS OF REVENUE COULD HARM OUR PROFITABILITY.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs.  In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax.  The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE IN OUR INTENDED OPERATIONS OF THE DISTRIBUTION OF CERAMIC SANITARY WARE, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our sole officers and director has no professional training or experience in the distribution of ceramic sanitary ware. Ms. Wang’s lack of experience will hinder our ability to start selling our ceramic sanitary ware and earn revenue. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

ALL OF OUR PRODUCT PURCHASES WILL BE MADE FROM ONE SUPPLIER.  IF THAT SUPPLIER DECREASES OR TERMINATES ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally dependent on a single wholesale supplier located in China, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. We purchase our products from TANGSHAN MONOPY CERAMIC CO., LTD. Our agreement with this company does not prevent it from supplying its ceramic sanitary ware to our competitors or directly to consumers. The Contract has no minimum term, and TANGSHAN MONOPY CERAMIC CO., LTD. may terminate the Contract at any time. If this company decreases, modifies or terminates its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Ms. Wang, our sole officer and director, will own 50 % or more of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Wang may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Yan Wang, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Yan Wang, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

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AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. WANG DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. Wang does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on May 11, 2011 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least 30% of the shares and we receive the proceeds in the amount of $30,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Vesta International, Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Yan Wang, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

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WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR SHAREHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine her own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated in an amended prospectus reflecting the same. There is no assurance that we will raise the full $100,000 as anticipated.

Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000
Net proceeds	$42,000	$67,000	$92,000
Establishing an office	$1,500	$2,000	$3,000
Website development	$3,000	$3,500	$5,000
Sales person salary	$12,000	$24,000	$36,000
Marketing and advertising	$14,500	$25,000	$34,000
SEC reporting and compliance	$10,000	$10,000	$10,000
Miscellaneous expenses	$1,000	$2,500	$4,000

The above figures represent only estimated costs.  If necessary, Yan Wang, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Wang will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Wang. Ms. Wang will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s inception on May 11, 2011.  Yan Wang, the Company’s sole officer and director, paid $.001 per share for the 10,000,000 shares of common stock she purchased from the Company on March 19, 2013.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of September 30, 2013, the net tangible book value of our shares of common stock was $ 2,133 or approximately $ 0.0002 per share based upon 10,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 20,000,000 shares to be outstanding will be $ 94,133 or approximately $ 0.0047 per share. The net tangible book value per share prior to the offering is $ 0.0002 .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0045 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $ 0.0047 per share.

After completion of this offering, if 10,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $100,000, or $0.01 per share. Our existing stockholder will own 50% of the total number of shares then outstanding, for which she has made contributions of cash totalling $10,000.00 or $0.001 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 7,500,000 shares are sold, the net tangible book value of the 17,500,000 shares to be outstanding will be $ 69,133 , or approximately $0.004 per share. The net tangible book value per share prior to the offering is $ 0.0002 The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0038 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.004 per share.

After completion of this offering investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.01 per share. Our existing stockholder will own approximately 57.14% of the total number of shares then outstanding, for which she has made contributions of cash totaling $10,000 or $0.001 per share.

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If 50% of the Shares Are Sold

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 15,000,000 shares to be outstanding will be $ 44,133 or approximately $0 0.0029 per share. The net tangible book value per share prior to the offering is $ 0.0002 .. The net tangible book value of the shares held by our existing stockholders will be increased by $ 0.0027 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $ 0.0029 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.01 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which she has made contributions of cash totaling $10,000 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0002
Potential gain to existing shareholder	$30,000
Net tangible book value per share after offering	$0.0047
Increase to present stockholders in net tangible book value per share
after offering	$0.0045
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of 100% of shares	20,000,000
Percentage of ownership after offering	50%
Existing Stockholder if 75% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0002
Potential gain to existing shareholder	$75,000
Net tangible book value per share after offering	$0.004
Increase to present stockholders in net tangible book value per share
after offering	$0.0038
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of 75% of shares	17,500,000
Percentage of ownership after offering	57.14%
Existing Stockholder if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0002
Potential gain to existing shareholder	$50,000
Net tangible book value per share after offering	$0.0029
Increase to present stockholders in net tangible book value per share
after offering	$0.0027
Capital contributions	$10,000
Number of shares outstanding before the offering	10,000,000
Number of shares after offering assuming the sale of 50% of shares	15,000,000
Percentage of ownership after offering	67.77%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.01
Dilution per share	$0.053
Capital contributions	$100,000
Number of shares after offering held by public investors	10,000,000
Percentage of capital contributions by existing shareholder	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	50%
Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.01
Dilution per share	$0.006
Capital contributions	$75,000
Percentage of capital contributions by existing shareholder	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	7,500,000
Percentage of ownership after offering	42.86%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0071
Capital contributions	$50,000
Percentage of capital contributions by existing shareholder	16.67%
Percentage of capital contributions by new investors	83.33%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	33.33%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

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Our cash balance is $ 5,008  as of September 30, 2013.  We believe our cash balance is not sufficient to fund our operations for any period of time.  We have been utilizing and may utilize funds from Yan Wang, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  As of September 30, 2013, Ms. Wang advanced us $ 2,875 .. Ms. Wang, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to implement our plan of operations for the next twelve month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 56-26 Chongshan Middle Rd, 1-5-1, Huanggu, Shenyang, Liaoning, China, 110031. Our phone number is 86-15940503507.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with new clients. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably sell our ceramic sanitary ware. Our plan of operations following the completion is as follows:

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Establish our Office

Time Frame: 1st- 3rd months.

Material costs: $1,500-$3,000.

Upon completion of the offering we plan to set up an office in China and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computer, telephones, fax, office supplies and furniture. Our sole officer and director, Yan Wang will take care of our initial administrative duties. We believe that it will cost at least $1,500 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $2,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $3,000.

Develop Our Website

Time Frame: 4th – 6th months.

Material costs: $3,000-$5,000.

During this period, we intend to begin developing our website. Our sole officer and director, Yan Wang will be in charge of registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000. If we sell 75% of the shares offered and all of the shares offered we will develop more sophisticated and well designed web site, therefore developing cost will be $3,500 and $5,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Marketing

Time Frame: 6th - 12th months.

Material costs: $14,500-$34,000.

Once our website is operational, we will begin to market our product. We will develop our client base by focusing our marketing efforts on sanitary ware distributors and the distributors will markets and sell the products to its retail clients. As of today, we have signed agreement with San-Svit, Ltd., a sanitary ware distributor in Ukrainian, which agreed to buy our products. .. Our geographical market we first intend to distribute our products is Commonwealth of Independent States (Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan and Uzbekistan) and Eastern Europe (Ukraine, Bulgaria, Poland, Slovakia, Romania and other) . We plan to penetrate our market by meeting our potential customers at various sanitary ware shows where we can promote our product. We will also look for potential in Internet.

By late 2014 we plan to expand our selection of ceramic sanitary ware by marketing to small and medium size distributors of sanitary engineering products. Any relationship we arrange with retailers for the wholesale distribution of our ceramic sanitary ware will be non-exclusive. We will compete with other distributors and manufactures for positioning of our products in retail space. Our methods of communication will include: phone calls, email, and regular mail. We will continue our marketing efforts during the life of our operations.

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If we do not raise at least $30,000 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Negotiate agreements with potential customers

Time Frame: 6th-12th months.

No material costs.

When our website is operational, we plan to contact and start negotiation with potential customers. We plan to enter into distribution and supply agreements with sanitary ware distributos, contractors and homebuilders, chain and retail stores .. We will negotiate terms and conditions of collaboration. We also intend to study the European and North American sanitary ware and building material market. At the beginning, we plan to focus primarily on distributors that are responsible for marketing and selling ceramic sanitary ware. Then we plan to expand our target market to contactors, homebuilder, developers and sanitary ware installers. This activity will be ongoing throughout our operations. On November 12, 2013, we entered into a Contract with San-Svit, Ltd., a sanitary ware distributor in Ukrainian, which agreed to by our products.

Even if we are able to obtain sufficient number of agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a sales person

Time Frame: 6th - 12th months.

Material costs: $12,000-$36,000.

If we sell at least 50% of shares in this offering, we intend to hire one salesperson with good knowledge and connections in the sanitary ware distribution and construction industry to introduce our product. The salesperson’s job would be to find new potential purchasers, introduce our products and to set up agreements with them to buy our ceramic sanitary ware. If we sell 75% and 100% shares in this offering we intend to hire 2 and 3 sales persons respectively. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

In summary, during 1st-6th month we should have established our office and developed our website. After this point we should be ready to start more significant operations and start selling our products. During months 6-12 we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Yan Wang, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more and more customers to buy our products, Ms. Wang has agreed to commit more time as required. Because Ms. Wang will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

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Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Website development Marketing and advertising Sales person salary Other Expenses	$10,000 $1,500 $3,000 $14,500 $12,000 $1,000	$10,000 $2,000 $3,500 $25,000 $24,000 $2,500	$10,000 $3,000 $5,000 $34,000 $36,000 $4,000
Total	$42,000	$67,000	$92,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds raised, if any, may differ significantly.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on May 11, 2011 to September 30, 2013

During the period we incorporated the company, prepared a business plan and executed a Contract with our supplier, TANGSHAN MONOPY CERAMIC CO., LTD., dated April 16, 2013 , and on November 12, 2013, we entered into a Contract with San-Svit, Ltd., a sanitary ware distributor in Ukrainian, which agreed to by our products. Our loss since inception is $ 7,867 .. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 10,000,000 shares of common stock to our sole officer and director for net proceeds of $10,000.

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 LIQUIDITY AND CAPITAL RESOURCES

As of September 30 , 2013, the Company had $ 5,008 cash and our liabilities were $ 2,875 , comprising $ 2,875 owed to Yan Wang, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Yan Wang, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. However, Ms. Wang has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. To proceed with our operations within 12 months, we need a minimum of $30,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Should the Company fail to sell less than 30% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

DESCRIPTION OF BUSINESS

General

Vesta International, Corp. was incorporated in the State of Nevada on May 11, 2011 and established a fiscal year end of March 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to commence operations in the distribution of ceramic sanitary ware. We have recently started our operation. As of today, we have developed our business plan, and executed a Contract with our supplier, TANGSHAN MONOPY CERAMIC CO., LTD., dated April 16, 2013. The contract with Tangshan Monopy Ceramic Co., Ltd. expires on December 31, 2014. On November 12, 2013, we entered into a Contract with San-Svit, Ltd., a sanitary ware distributor in Ukrainian, which agreed to by our products. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074. Our business office is located at 56-26 Chongshan Middle Rd, 1-5-1, Huanggu, Shenyang, Liaoning, China, 110031. Our telephone number is 86-15940503507.

We plan to market and distribute an assortment of ceramic sanitary ware in the European and North American market. Our products will be offered at prices marked-up from 10 % to 15 % of our cost which is the range of discounted prices we will purchase our products from the manufacturer. Our customers will be asked to pay us 100% in advance.

We plan to fill placed orders and to supply the products within a period of forty days (40) days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments.  Our customers will be asked to pay us 100% in advance. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs.  Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time. The orders will be shipped to the customers upon customers’ requests. Customers will be responsible for the custom duties, taxes, insurance or any other additional charges that might incur.

Product

We plan to distribute ceramic sanitary ware such as toilets (including wall hung toilets), bidets, washbasin (including wall hung basins), sinks, urinals, squatting pans and counter basins. Some of our ceramic sanitary ware is designed in series (made and designed in the same style). We also intend to offer our ceramic sanitary ware in different colors.

Our Supplier

Tangshan Monopy Ceramic Co., Ltd. was founded in September 1999. The company employs more than 3,000 people, covering a total area of 400,000 square meters with an annual production capacity of 3.5 million sanitary products. The company is a member of China Building Ceramic & Sanitary Ware Association.

Sales and Marketing Strategy

We first intend to distribute our products to Commonwealth of Independent States (Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan and Uzbekistan) and Eastern Europe (Ukraine, Bulgaria, Poland, Slovakia, Romania and other) . There is rise of the construction industry and conversion and modification of old housing in these countries . We intend to enter into agreements with numerous sanitary ware distributors and the distributors will markets and sell the products to its retail clients. We also plan to contact contractors and homebuilders who can order our ceramic sanitary ware for condominium buildings and individual homes. As of today, we have identified one counterparty and signed agreement with San-Svit, Ltd., a private Ukrainian company to sell our products ..

We also plan to offer our product to larger home restoration stores that have a high volume of customer traffic. Our competitive advantage is that we offer a high quality product, while maintaining reasonable prices. We believe that we will able to achieve selling high quality products at reasonable prices because manufactures in China sell their products through a network of specialized intermediary distribution companies rather than themselves. Therefore, having a contract with Tangshan Monopy Ceramic, we will buy the product directly from the manufacturer at discounted prices.

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Initially, our sole officer and director, Yan Wang will market our products.  If we sell at least 50% shares in this offering, we intend to hire one salesperson with good knowledge and connections in the sanitary ware distribution and construction industry to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our ceramic sanitary ware. We intend to focus on direct marketing efforts whereby our representative will directly contact:

*   distributors that are responsible for marketing and selling sanitary ware to plumbing stores;

*   contractors and homebuilders;

*   sanitary ware suppliers and installers; and

*   retail outlets such as home restoration stores.

These distributors, stores, installers, contractors and homebuilders will be asked to sell our products to consumers.  We will provide them with ceramic sanitary ware at wholesale prices. Our profit margin in these prices will be 10-20%. Our customers will then sell them to consumers at retail prices, which are typically 25%-30% higher than wholesale prices.

Competition

There are many barriers of entry in the sanitary engineering market and level of competition is extremely high. Examples of barriers of entry in the sanitary engineering market include: Brand Loyalty, Aggressive Lower Pricing Tactics, and Economies of Scale. Many of our established competitors have developed a brand following which would make our potential customers prefer their sanitary products over ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter the market. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers of sanitary products which would leave us at a disadvantage. The principal competitive factors in our industry are pricing and quality of goods. We will be in a market where we compete with many domestic and international companies offering similar products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar product than us which may also cause us to lose business. We foresee to continue to face challenges from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Vesta International, Corp. has not yet entered the market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of distributing ceramic sanitary ware. Many established, yet well financed entities are currently active in the business of distribution such products. Nearly all Vesta International, Corp.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Vesta International, Corp. We are, consequently, at a competitive disadvantage in the market. Therefore, Vesta International, Corp. may not be able to establish itself within the industry at all.

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Contracts with our supplier

We have executed a Contract with our supplier, TANGSHAN MONOPY CERAMIC CO., LTD., dated April 16, 2013. The contract with Tangshan Monopy Ceramic contains no minimum purchase requirements. The material terms of the Contract are the following:

1. The Seller sells and the Buyer buys ceramic sanitary ware, in quantity and assortment according to Commercial Invoices which are made out on each party (set) of the Goods separately, are assured by signatures and seal of the Parties (sides), and are an integral part of the Contract.

2. Currency of the Contract - US dollars. The total sum of the Contract makes: 850 000 US dollars (Eight hundred and fifty thousand dollars.).

3. The Products will be sold according to the Price List existing at the selling. The Sellers should notify to the Buyers such Price List beforehand.

4. The prices of Products are stipulated by the Sellers on the following payment terms: "100% payment in advance" and the following delivery terms: FOB, Shanghai, China, (according to the "Incoterms 2000").

5. The prices for the Goods, according to the existing contract, are determined in the Commercial Invoice or in Proforma Invoice, accompanying each consignment of goods. Cost of packing, marks, loading, export customs charges are included in the price of the Goods.

6. The Goods should be shipped in the standard packing providing safety of the goods. The Seller bears the responsibility for the losses connected to damage of a cargo as a result of his wrong packing.

7. Acceptance of the goods by amount is made by transfer of the goods of the transport organization. Carrying out delivery of the goods for the Buyer. Acceptance of the goods on quality is made within 20 days from the moment of reception of the goods in a warehouse of the Buyer.

8. In case of delivery of the poor-quality goods within 45 days from shipping date or at time of opening the container the Seller undertakes to replace the poor-quality goods qualitative, thus the transport and other charges connected with replacement of the poor-quality goods are carried by the Seller.

9. The terms of payment are: 100 % payment of total value in advance (prepayment).

10. The Seller is undertaking to deliver each party of the Goods under the present contract not later than 35 days from the moment of reception of an advance payment.

A copy of the Contract is filed as Exhibit 10.1 to this registration statement.

Contracts with San-Svit, Ltd.

We entered into a Contract with San-Svit, Ltd., on November 12, 2013. San-Svit, Ltd. is a sanitary ware distributor in Ukrainian. The contract with San-Svit, Ltd. contains no minimum purchase requirements. The material terms of the Contract are the following:

1.

San-Svit, Ltd. buys ceramic sanitary ware: water closet, one and two piece toilet, wall hung toilet, ceramic wash basin, ceramic bidet and ceramic urinal from Vesta International, Corp.

2.

Total cost of this Contract is 250 000 US Dollars.

3.

Price of the Goods includes packaging and is defined for each type of goods in the Specification to the Contract.

4.

The total cost of the contract can be extended by additional agreement between the Parties and fixed by a Specification.

5.

The Vesta International, Corp. delivers the goods to the San-Svit, Ltd. on FOB Shanghai.

6.

The prepayment 50% under the Contract should be made by San-Svit, Ltd in US dollars by bank wire transfer to the account indicated by Vesta International, Corp. The rest of payment can be paid by instalments but not later than 30 days after the container leaves Shanghai port.

7.

In the case of unsupplying with a commodity the return of advance is made during 90 from the date of payment.

8.

The San-Svit, Ltd. is in right to claim if improper quality, quantity of assortment of the goods. The claim must be issued as Act.

A copy of the Contract is filed as Exhibit 10.4 to this registration statement.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer, Yan Wang.

Offices

Our business office is located at 56-26 Chongshan Middle Rd, 1-5-1, Huanggu, Shenyang, Liaoning, China, 110031.  This is the office provided by our President and Director, Yan Wang. Our phone number is 86-15940503507.  We do not pay any rent to Ms. Wang and there is no agreement to pay any rent in the future.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of sanitary ware and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however we will have to comply with all applicable export and import regulations.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Yan Wang 56-26 Chongshan Middle Rd, 1-5-1, Huanggu, Shenyang, Liaoning, China, 110031	28	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Yan Wang has acted as our President, Treasurer, Secretary and Director since our incorporation on May 11, 2011. Ms. Wang owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Wang was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. This decision did not in any manner relate to Ms. Wang’s previous employments.  Ms. Wang’s previous experience, qualifications, attributes or skills were not considered when he was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. From 2004, Yan Wang has been working as senior sales manager at Linyu Furniture Co., Ltd. Ms. Wang intends to devote 20 hours a week of her time to planning and organizing activities of Vesta International, Corp.

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During the past ten years, Ms. Wang has not been the subject to any of the following events:

    1. Any bankruptcy petition filed by or against any business of which Ms. Wang was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

    2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Wang’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Yan Wang, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

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EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on May 11, 2011until March 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Yan Wang, President, Secretary and Treasurer	May 11, 2011 to March 31, 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Ms. Wang currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of March 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Yan Wang	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Yan Wang is our officer, director, control person and promoter and she shall receive no compensation for the placement of the offering.

On March 19, 2013, we issued a total of 10,000,000 shares of restricted common stock to Yan Wang in consideration of $10,000. Further, Ms. Wang has advanced funds to us. As of September 30, 2013, Ms. Wang advanced us $ 2,875 .. Ms. Wang will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Wang. Ms. Wang will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Wang does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Wang or the repayment of the funds to Ms. Wang. The entire transaction was oral. Ms. Wang is providing us office space free of charge and we have a verbal agreement with Ms. Wang that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 9, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Yan Wang 56-26 Chongshan Middle Rd, 1-5-1, Huanggu, Shenyang, Liaoning, China, 110031	10,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of  December 9, 2013, there were 10,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 10,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company” , Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i). Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

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There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 10,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Vesta International, Corp. has 10,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the Company’s selling efforts in the offering, Yan Wang will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Wang is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Wang will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Wang is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Wang will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Wang will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Ms. Wang may solicit the investors through personal contact, by telephone or mail/email. She will identify those who might have an interest in purchasing shares among her personal friends and business associates. She will not use any supplementally materials in this regard.

Vesta International, Corp. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.01 for up to 240 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

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In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Vesta International, Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

As our officers and directors will sell the shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities  Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this Offering.

Vesta International, Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Vesta International, Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Vesta International, has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  December 9, 2013, there were 10,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Yan Wang owns 10,000,000.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Page | 31

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Vesta International, Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Cutler & Co., LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Cutler & Co., LLC has presented its report with respect to our audited financial statements.

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LEGAL MATTERS

Cane Clark LLP has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Cutler & Co., LLC

The financial information presented is the audited financial statements for the twelve months ended March 31, 2013 and the period from Inception (May 29, 2011) to March  31, 2012 and the reviewed financial statements for the three months and six month periods ended September 30, 2013 and 2012, the period from Inception (May 29, 2011) to September 31, 2013 . :

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Vesta International, Corp.

We have audited the accompanying balance sheets of Vesta International Corp. (a Development Stage Company) as of March 31, 2013 and 2012 and the related statements of operations, changes in shareholder’s equity and cash flows for the year ended March 31, 2013, the period from May 11, 2011 (Inception) to March 31, 2012 and the period from May 11, 2011 (Inception) to March 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vesta International Corp. as of March 31, 2013 and 2012 and the related statements of operations, changes in shareholder’s equity and cash flows for the year ended March 31, 2013, the period from May 11, 2011 (Inception) to March 31, 2012 and the period from May 11, 2011 (Inception) to March 31, 2013 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Denver, Colorado

May 20, 2013

Cutler & Co. LLC

Page | 34

VESTA INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (AUDITED)
	MARCH 31, 2013	MARCH 31, 2012
ASSETS
Current Assets
Cash	$ 10,053	$ 0
Total current assets	10,053	0
Total assets	$ 10,053	$ 0
LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$ 375	$ 75
Total current liabilities	375	75
Total liabilities	375	75

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
10,000,000 and 0 shares issued and outstanding as at March 31, 2013 and 2012, respectively	10,000	-
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(322)	(75)
Total stockholder’s equity	9,678	(75)
Total liabilities and stockholder’s equity	$ 10,053	$ 0

The accompanying notes are an integral part of these financial statements.

Page | 35

VESTA INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (AUDITED)
	Fiscal year Ended March 31, 2013	For the period from Inception (May 11, 2011) to March 31, 2012	For the period from Inception (May 11, 2011) to March 31, 2013
Revenues	$ -	$ -	$ -
Expenses
General and administrative expenses	247	75	322
Net loss from operations	(247)	(75)	(322)
Net loss	$ (247)	$ (75)	$ (322)
Loss per common share – Basic and Diluted	$ (0.00)*	-**
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	356,164	-**

‘ * Denotes less than $(0.01) per share

‘ ** No shares of common stock issued and outstanding during this period,

The accompanying notes are an integral part of these financial statements.

Page | 36

VESTA INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MAY 11, 2011) to MARCH 31, 2013 (AUDITED)
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances at Inception	-	$ -	$ -	$ -	$ -
Net loss for the period			-	(75)	(75)
Balances as of March 31, 2012	-	-		(75)	(75)
Common shares issued for cash at $0.001 on March 19, 2013	10,000,000	10,000	-	-	10,000
Net loss for the year				(247)	(247)
Balances as of March 31, 2013	10,000,000	$10,000	$ -	$ (322)	$ 9,678

The accompanying notes are an integral part of these financial statements.

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VESTA INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (AUDITED)
	Fiscal year Ended March 31, 2013	For the period from Inception (May 11, 2011) to March 31, 2012	For the period from Inception (May 11, 2011) to March 31, 2013
Operating Activities
Net loss	$ (247)	$ (75)	$ (322)
Net cash used in operating activities	(247)	(75)	(322)
Financing Activities
Proceeds from sale of common stock	10,000	-	10,000
Proceeds from loan from shareholder	300	75	375
Net cash provided by financing activities	10,300	75	10,375
Net increase in cash and equivalents	10,053	0	10,053
Cash and equivalents at beginning of the period	0	0	-
Cash and equivalents at end of the period	$ 10,053	$ 0	$ 10,053
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Page | 38

VESTA INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (AUDITED)

MARCH 31, 2013 and 2012

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business

VESTA INTERNATIONAL, CORP. (the “Company”) was incorporated under the laws of the State of Nevada on May 11, 2011 to commence operations in the distribution of ceramic sanitary ware and has adopted a March 31 fiscal year end. We plan to market and distribute ceramic sanitary ware produced in China in the European and North American markets. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”  Since May 11, 2011 (“Inception”) through March 31, 2013 the Company has not generated any revenue and has accumulated losses of $322.

NOTE 2 – GOING CONCERN

The Company has incurred a loss since Inception resulting in an accumulated deficit of $322 as of March 31, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Because of the Company’s history of net losses, its independent auditor, in the report on the financial statements for the fiscal year ended March 31, 2013and the period from Inception (May 11, 2012) to March 31, 2012 , expressed substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At March 31, 2013 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Income (Loss) Per Share

The Company computes loss per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the fiscal years ended March 31, 2013 and the period from Inception (May 11, 2011) to March 31 2012, there were no potentially dilutive shares outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in both periods.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 825, “Financial Instruments”.  The carrying value of the Company’s advances from shareholder approximate fair value due to the short-term maturities of these instruments.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under FASB ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At December 31, 2012 and 2011, there were no unrecognized tax benefits.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of March 31, 2013 and 2012, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On March 19, 2013, the Company issued 10,000,000 shares of its common stock at $0.001 per share for total proceeds of $10,000.

NOTE 5 – INCOME TAXES

As of March 31, 2013 the Company had net operating loss carry forwards of $322 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at March 31, 2013 and 2012.

	2013	2012
Deferred tax assets:
Net operating loss carry forward	$ 113	$ 26
Total deferred tax assets	113	26
Less: valuation allowance	(113)	(26)
Net deferred tax assets	$ -	$ -

The valuation allowance for deferred tax assets as of March 31, 2013 was $113. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of March 31, 2013 and 2012.

Reconciliation between the statutory rate and the effective tax rate is as follows at March 31, 2013 and 2012:

	2013	2012
Federal statutory tax rate	(35.0)%	(35.0) %
Change in valuation allowance	35.0%	35.0%
Effective tax rate	-%	- %

The Company’s continuing practice is to recognize interest and/or penalties related to income tax matters in income tax expense. As of March 31, 2013 and 2012, the Company has no accrued interest and penalties related to uncertain tax positions.

The Company is subject to taxation in the U.S. and China. Our tax years for 2011 and forward are subject to examination by tax authorities. The Company is not currently under examination by any tax authority.

Management has evaluated tax positions in accordance with FASB ASC 740, and has not identified any tax positions, other than those discussed above, that require disclosure.

NOTE 6 – RELATED PARTY TRANSACTIONS

Since May 11, 2011(Inception) through March 31, 2013, the Company’s sole director loaned the Company $375 to pay for incorporation costs and bank expenses.  As of March 31, 2013 and 2012, the amount outstanding was $375 and $75, respectively. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 – SUBSEQUENT EVENTS

On April 16, 2013, the Company entered into an agreement (“the Agreement”) with TANGSHAN MONOPY CERAMIC CO., LTD. (“the Supplier’). Under the terms of the Agreement, which expires on December 31, 2014, the Company is entitled, but not obligated, to acquire a maximum of $850,00 of ceramic sanitary ware from the Supplier .The Company is required to pay in advance for 100% of the purchase price any purchases it may make under the Agreement, and the Supplier is obligated to deliver all products purchased by the Company within 35 days of receiving payment, directly to  the Company’s customers. At the time of the Report, the Company does not have the funding to make any purchase under the Agreement and there is no guarantee that the Company will be successful in raising the funding necessary for it to be able to make any such purchase under the Agreement.

The Company has evaluated subsequent events through the date of this Report. Other than as set out above, there have been no subsequent events after March 31, 2013 for which disclosure is required.

Page | 39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Vesta International, Corp.

We have reviewed the accompanying balance sheet of Vesta International, Corp.. (a Development Stage Company) as of September 30, 2013, and the related statements of operations, changes in stockholder’s equity and cash flows for the three and six month periods ended September30, 2013, and for the period from May 11, 2011 (Inception) through, September 30, 2013. These financial statements are the responsibility of the management of Vesta International, Corp.

We have conducted our review in accordance with standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management’s plans in regard to its current status are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty

Denver, Colorado
November 19, 2013	Cutler & Co. LLC

Page | 40

VESTA INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS
	SEPTEMBER 30, 2013 (Unaudited)	MARCH 31, 2013 (Audited)
ASSETS
Current Assets
Cash	$ 5,008	$ 10,053
Total current assets	5,008	10,053

Total Assets	$ 5,008	$ 10,053

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Loan from shareholder	$ 2,875	$ 375
Total current liabilities	2,875	375

Total Liabilities	2,875	375

Commitments and Contingencies (Note 4)

Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
10,000,000 shares issued and outstanding at September 30 and March 31, respectively	10,000	10,000
Additional paid-in-capital	-	-
Deficit accumulated during the development stage	(7,867)	(322)
Total Stockholder’s Equity	2,133	9,678

Total Liabilities and Stockholder’s Equity	$ 5,008	$ 10,053

The accompanying notes are an integral part of these financial statements.

Page | 41

VESTA INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS (UNAUDITED)
	Three months ended September 30, 2013	Three months ended September 30, 2012	Six months ended September 30, 2013	Six months ended September 30, 2012	For the period from Inception (May 11, 2011) to September 30, 2013
Revenues	$ -	$ -	$ -	$ -	$ -
Expenses
General and administrative expenses	4,464	68	7,545	90	7,867
Net loss from operations	(4,464)	(68)	(7,545)	(90)	(7,867)
Net loss	$ (4,464)	$ (68)	$ (7,545)	(90)	$ (7,867)
Loss per common share – Basic and Diluted	$ (0.00)*	-**	$ (0.00)*	-**
Weighted Average Number of Common Shares Outstanding-Basic and Diluted	10,000,000	-**	10,000,000	-**

‘ * Denotes less than $(0.01) per share

 ** No shares of common stock were issued and outstanding during this period

The accompanying notes are an integral part of these financial statements.

Page | 42

VESTA INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MAY 11, 2011) to SEPTEMBER 30, 2013
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during development stage	Total
Balances at Inception - audited	-	$ -	$ -	$ -	$ -
Net loss for the period			-	(75)	(75)
Balances as of March 31, 2012 - audited	-	-		(75)	(75)
Common shares issued for cash at $0.001 on March 19, 2013	10,000,000	10,000	-	-	10,000
Net loss for the year				(247)	(247)
Balances as of March 31, 2013 – audited	10,000,000	10,000	-	(322)	9,678
Net loss for the six months ended September 30, 2013	-	-	-	(7,545)	(7,545)
Balances as of September 30, 2013 - unaudited	10,000,000	$10,000	$ -	$(7,867)	$2,133

The accompanying notes are an integral part of these financial statements.

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VESTA INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (UNAUDITED)
	Six months ended September 30, 2013	Six months ended September 30, 2012	For the period from Inception (May 11, 2011) to September 30, 2013
Operating Activities
Net loss	$ (7,545)	$ (90)	$ (7,867)
Net cash used in operating activities	(7,545)	(90)	(7,867)

Investing Activities
	-	-	-
Financing Activities
Proceeds from sale of common stock	-	-	10,000
Proceeds from loan from shareholder	2,500	200	2,875
Net cash provided by financing activities	2,500	200	12,875
Net(decrease) increase in cash and equivalents	(5,045)	110	5,008
Cash and equivalents at beginning of the period	10,053	0	-
Cash and equivalents at end of the period	$ 5,008	$ 110	$ 5,008
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Page | 44

VESTA INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

SEPTEMBER 30, 2013

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Organization and Description of Business

VESTA INTERNATIONAL, CORP. (the “Company”, “we” or “us”) was incorporated under the laws of the State of Nevada on May 11, 2011 and has adopted a March 31 fiscal year end. We plan to market and distribute ceramic sanitary ware produced in China in the European and North American markets. The Company is in the development stage as defined under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915-205 "Development-Stage Entities.”  Since May 11, 2011 (“Inception”) through September 30, 2013 the Company has not generated any revenue and has accumulated losses of $7,867.

NOTE 2 – GOING CONCERN

The Company has incurred a loss since Inception resulting in an accumulated deficit of $7,867 as of September 30, 2013 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and,or, the  private placement of common stock.

Because of the Company’s history of net losses, its independent auditor, in the report on the financial statements for the fiscal year ended March 31, 2013and the period from Inception (May 11, 2012) to March 31, 2012 , expressed substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s year -end is March 31.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At September 30, 2013 the Company's bank deposits did not exceed the insured amounts.

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Basic and Diluted Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the three and six month periods ended September 30, 2013 there were no potentially dilutive shares outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses for these periods. No shares of common stock were issued and outstanding during the three and six month periods ended September 30, 2012 and no income (loss) per share arose during these periods.  bcvbcv

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 825, “Financial Instruments”.  The carrying value of the Company’s loan from shareholder approximates it fair value due toits short-term maturity.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740 “Income Taxes”. Under FASB ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

FASB ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under FASB ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At September 30, 2013, there were no unrecognized tax benefits.

Recent accounting pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of September 30, 2013, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

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NOTE 4 – COMMITMENTS AND CONTINGENCIES

On April 16, 2013, the Company entered into an agreement (“the Agreement”) with TANGSHAN MONOPY CERAMIC CO., LTD. (“the Supplier’). Under the terms of the Agreement, which expires on December 31, 2014, the Company is entitled, but not obligated, to acquire a maximum of $850,000 of ceramic sanitary ware from the Supplier .The Company is required to pay in advance for 100% of the purchase price of any purchases it may make under the Agreement, and the Supplier is obligated to deliver all products purchased by the Company within 35 days of receiving payment, directly to  the Company’s customers. At the time of the Report, the Company does not have the funding to make any purchase under the Agreement and there is no guarantee that the Company will be successful in raising the funding necessary for it to be able to make any such purchases under the Agreement.

NOTE 5 – COMMON STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share. On March 19, 2013, the Company issued 10,000,000 shares of its common stock at $0.001 per share for total proceeds of $10,000.

NOTE 6 – INCOME TAXES

As of September 30, 2013 the Company had net operating loss carry forwards of $7,867 that may be available to reduce future years’ taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly,

NOTE 7 – RELATED PARTY TRANSACTIONS

Since May 11, 2011 (Inception) through September 30, 2013, the Company’s sole director loaned the Company $2,875 to pay for incorporation costs and bank expenses.  As of September 30, 2013, the amount outstanding was $2,875. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to September 30, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

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PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

VESTA INTERNATIONAL, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$13.64
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,013.64

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Vesta International, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of her or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Vesta International, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Yan Wang	March 19, 2013	10,000,000	$10,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. she is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Cane Clark LLP *
10.1	Contract with our supplier, Tangshan Monopy Ceramic Co., Ltd., dated April 16, 2013 *
10.2	Written description of the loan agreement with Yan Wang *
10.3	Form of subscription agreement
10.4	Contract with San-Svit, Ltd., dated November 12, 2013
23.1	Consent of Cutler & Co., LLC
23.2	Consent of Cane Clark LLP (contained in exhibit 5.1) *

*- previously filed

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shenyang, People Republic of China on  December 9, 2013.

VESTA INTERNATIONAL, CORP.

By:	/s/	Yan Wang
	Name:	Yan Wang
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Yan Wang
Yan Wang	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	December 9, 2013

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of Cane Clark LLP *
10.1	Contract with our supplier, Tangshan Monopy Ceramic Co., Ltd., dated April 16, 2013 *
10.2	Written description of the loan agreement with Yan Wang *
10.3	Form of subscription agreement
10.4	Contract with San-Svit, Ltd, dated November 12, 2013
23.1	Consent of Cutler & Co., LLC
23.2	Consent of Cane Clark LLP (contained in exhibit 5.1) *

*- previously filed

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